UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 20, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49715	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Chief Financial Officer

On June 20, 2011, Mr. Junfeng Chen submitted to New Energy Systems Group, a Nevada corporation, (the “Company”) his resignation as Chief Financial Officer of the Company, which becomes effective on August 15, 2011. There were no disagreements between Mr. Chen and the Company or any officer or director of the Company which led to Mr. Chen’s resignation.

Appointment of New Chief Financial Officer

On June 20, 2011, the Company entered into an employment agreement (“Employment Agreement”) with Paul Yu Chiu Li, pursuant to which Mr. Li shall be employed as the Chief Financial Officer of the Company for a term of three years, effective as of August 16, 2011.

Pursuant to the terms of the Employment Agreement, Mr. Li shall receive a base salary of $120,000 for the first year, a base salary of $138,000 for the second year and a base salary of $158,700 for the third year, which shall be subject to the annual review of the Board of Directors of the Company.  Mr. Li shall also receive options to purchase up to an aggregate of 75,000 shares of common stock of the Company with 1/3 vesting at the end of each year. Such options shall bear an exercise price of $0.1 per share. Vested options will be exercisable at any time for a period of three years commencing on the date of vest. If the Employment Agreement is terminated within 3 years for any reason, any unexercised options shall immediately be forfeited.

The Employment Agreement may be terminated at any time by the Company for cause without notice or remuneration, or for any other reason or no reason, on sixty days prior written notice to Mr. Li. It may also be terminated by Mr. Li upon two months’ prior written notice.

Mr. Li, 60 years old, has 35 years of financial management and auditing experience. He has been an independent director of China Energy Corporation (OTCBB: CHGY) since June 2010. Prior to joining the Company, Mr. Li served as the Chief Financial Officer of Sen Yu International Inc. (OTCBB: CSWG) from September 2010. Mr. Li served as a partner of Xinglongjie Investment Consulting (Beijing) Co., a financial advisory firm providing financial services to publicly listed and private companies in China until July, 2010.  Mr. Li was a manager with Kelmar Associates LLC, a corporate regulatory compliance consulting firm providing auditing services to the US government from April 2007 to January 2010. From October 2004 to March 2007, Mr. Li was an internal audit officer with the Countrywide Financial Corporation/Bank of America, a mortgage lender. His previous experiences also include serving as Chief Financial Officer for Jinpan International LTD (JST), a Nasdaq listed company engaged in the design and manufacture of cast resin transformers. Mr. Li received his MBA in risk management from the College of Insurance, New York.  Mr. Li is a Certified Public Accountant licensed in New Jersey and California.

Mr. Li has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Li and any other person pursuant to which he was appointed as a Chief Financial Officer.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Li has, or will have, a direct or indirect material interest.

Item 8.01 Other Events.

On June 23, 2011, the Company issued a press release announcing the resignation of Mr. Junfeng Chen as CFO of the Company, effective August 15, 2011, and the appointment of Mr. Paul Yu Chiu Li as CFO of the Company, effective August 16, 2011. The press release is attached here to as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement between New Energy Systems Group and Paul Yu Chiu Li dated June 20, 2011.
99.1	Press Release issued by New Energy Systems Group, dated June 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Energy Systems Group

Date: June 23, 2011	By:	/s/ Nian Chen
Nian Chen
Chief Executive Officer

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